Exhibit 11



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights," "Custodian, Transfer Agent and Independent Auditors" and "Independent Auditors," and to the incorporation by reference of our report dated January 30, 1998, with respect to AAL Variable Product Series Fund, Inc. in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus of AAL Variable Product Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 7 to the Registration Statement under the Securities Act of 1933 (File No. 33-82056) and in this Amendment No. 8 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8662).


                                                           /s/ ERNST & YOUNG LLP


Milwaukee, Wisconsin
August 25, 1998